UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2011 (October 27, 2011)

GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Dulles Corner Boulevard
Herndon, Virginia 20171
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (703) 480-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2011, GeoEye, Inc. (“Company”) announced the appointment of General Michael P.C. Carns to its board of directors, effective October 27, 2011.  General Carns, age 74, retired in the grade of General from the United States Air Force in September 1994 after 35 years of service, which included service as the vice chief of Staff of the United States Air Force, a position he held from 1991 until his retirement. General Carns currently is an independent business consultant. He has served on the board of directors for VirtualAgility, Inc. since 2009.  General Carns also served as a director of Entegris, Inc. from 2001 until 2011, Engineered Support Systems, Inc. from 2000 to 2006, and Rockwell Collins, Inc. from 2001 to 2008.  He is a consultant to various entities and is a member of the board of various early stage ventures, the Department of Defense Science Board and numerous professional and civic organizations.

General Carns will serve as the board appointee of Cerberus Capital Management, L.P., in connection with the preferred stock private placement entered into by the Company and Cerberus Satellite LLC, an affiliate of Cerberus Capital Management, L.P., in September 2010.

General Carns will receive the standard compensation paid by the Company to all of its non-employee directors, which includes an annual cash retainer of $25,000, as well as: (1) $1,500 for each in-person attendance at a Board meeting; (2) $750 for each telephonic attendance at a Board meeting; (3) $1,000 for each in-person attendance at a committee meeting; and (4) $500 for each telephonic attendance at a committee meeting. The annual cash retainer will be pro-rated for 2011 to reflect the actual time General Carns will serve on the Company’s board this year. Additionally, pursuant to the Company’s board compensation policy, on January 1 each non-employee director receives an annual grant of deferred stock units (DSUs) valued at $60,000 on the grant date.  The DSUs will vest in two equal installments: fifty percent six months after grant and fifty percent twelve months after grant. The DSUs will be settled in shares of the Company’s common stock six months after the non-employee director separates from board service.

A copy of the Company’s press release announcing the appointment of General Carns dated November 2, 2011 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

                (d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 2, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2011	GEOEYE, INC.

	By:	/s/William L. Warren

Executive Vice President, General Counsel and Corporate Secretary

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